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                                                                    Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Excelergy Corporation:

   We consent to the use of our report on the financial statements of Excelergy Corporation as of December 31, 1998 and 1999, and for the period from inception (February 8, 1998) to December 31, 1998 and for the year ended December 31, 1999, included herein and to the references to our firm under the headings "Selected Financial Data" and "Experts" in the prospectus.

/s/ KPMG LLP

Boston, Massachusetts
March 10, 2000